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                                                                    EXHIBIT 10.7

                           INDEMNIFICATION AGREEMENT

    THIS AGREEMENT is entered into this       day of       , 19      by and
between       (the "Officer") and CTS CORPORATION, an Indiana corporation (the
"Company").

    WHEREAS, the Officer is an officer of the Company; and

    WHEREAS, to induce the Officer to continue to serve as an officer, the Company has provided for indemnification in Article XIX of its bylaws, a copy of which is attached hereto as Exhibit A ("Bylaw Indemnity"), and has maintained insurance and has a policy of continuing to maintain insurance for such persons against liabilities or losses incurred by the Officer as a consequence of his service in such capacity ("O & D Insurance"), to the extent available on terms acceptable to the Company; and

    WHEREAS, the Company has determined that O & D Insurance may not be available to it on acceptable terms in the future; and

    WHEREAS, in order to induce the Officer to serve as an Officer, the Company is willing to provide the indemnification provided herein;

    NOW, THEREFORE, in consideration of the premises and the Officer's continued service as an officer, the parties hereto agree as follows:

    Section 1. INDEMNIFICATION. The Company shall, to the fullest extent to which it is empowered to do so under the Indiana Business Corporation Law, or other applicable laws, as from time to time in effect, indemnify the Officer in the event that he was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was an officer, director, employee or agent of the Company, or who, while serving as such officer, director, employee or agent of the Company, is or was serving at the request of the Company as an officer, director, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) ("Indemnifiable Expenses") actually or reasonably incurred by him in accordance with such action, suit or proceeding (net of any related insurance proceeds received by him or paid on his behalf), if the Officer (a) was wholly successful, on the merits or otherwise, in the defense of any such action, suit or proceeding or (b) acted in good faith and if he reasonably believed, in the case of conduct in his official capacity, that his conduct was not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Officer did not meet the prescribed standard of conduct.

    For purposes of any determination under this Section 1, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this
Section 3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee,

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employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in this Section 1.

    Section 2. METHOD OF INDEMNIFICATION. If the Officer is wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding, the Officer shall be entitled to receive from the Company, and the Company hereby covenants and agrees to provide the Officer, within ten business days of the Company's receipt of a written request of the Officer, accompanied by the supporting documentation set forth below, reimbursement in cash for the total amount of his Indemnifiable Expenses with respect thereto which shall not have been previously reimbursed by the Company. In making a written request for such reimbursement of Indemnifiable Expenses, the Officer shall submit to the Company a schedule setting forth in reasonable detail his Indemnifiable Expenses and the dollar amount expended for each such Indemnifiable Expense. Such schedule shall be accompanied by a copy of the bill, agreement, judgment or other documentation relating to each Indemnifiable Expense listed therein.

    If the Officer is unsuccessful on the merits in the defense of any action, suit or proceeding, the Officer shall be similarly entitled to receive from the Company, and the Company covenants and agrees to provide the Officer, reimbursement in cash for the total amount of his Indemnifiable Expenses with respect thereto which shall not have been previously reimbursed by the Company, within three business days after a determination has been made that the Officer has met the applicable standards of conduct set forth in Section 1. Such determination shall be made in good faith (1) by the Board by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (3) by special legal counsel: (A) selected by the Board or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board (in which selection directors who are parties may participate); or (4) by the shareholders, but stock owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination. The foregoing determination shall be made within ten business days of the Company's receipt of a written request of the Officer, accompanied by the supporting documentation described above, unless the determination is to be made by the shareholders, in which case the Company covenants and agrees to call a special meeting of the shareholders within ten business days of such receipt. The evaluation of the reasonableness of expenses shall be made at the same time and in the same manner; provided that if the determination that indemnification is permissible is to be made by special legal counsel, the evaluation as to the reasonableness of expenses shall be made by those entitled to select such counsel.

    Section 3. PAYMENT OF EXPENSES IN ADVANCE. Expenses previously incurred by the Officer or reasonably expected by the Officer to be incurred in connection with any action, suit or proceeding shall be paid for or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding, within ten business days of the Company's receipt of a written request of the Officer accompanied by a written affirmation of the Officer's good faith belief that he has met the standards of conduct described in Section 1 of this Agreement, and a schedule setting forth in reasonable detail the amount incurred or reasonably expected to be incurred for any expenses, but only upon a determination made in the manner and by any of the persons described in the second paragraph of Section 2 of this Agreement that the facts then known to them would not preclude indemnification hereunder because the Officer failed to meet the applicable standards of conduct described in Section 1 of this Agreement. The Officer hereby covenants and agrees with the Company to repay such amount if it is ultimately determined that the Officer did not meet the standards of conduct described in Section 1 of this Agreement. The Officer may make as many requests for advances under this Section 3 as he deems reasonably necessary to cover his actual or reasonably expected expenses.

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    Section 4. PROVISIONS NOT EXCLUSIVE. The indemnification provided by this
Agreement shall not be deemed exclusive of any other right to be indemnified or insured by the Company or any other person or entity to which the Officer may be entitled under any statute, agreement, policy of insurance or surety, the Articles of Incorporation or bylaws of the Company, any resolution of the Board of Directors or shareholders, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after the Officer has ceased to be an officer, employee or agent of the Company, and shall inure to the benefit of his heirs, executors and administrators.

    Section 5. DEFINITIONS. For purposes of this Agreement, serving an employee benefit plan at the request of the Company shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by the Officer with respect to an employee benefit plan, its participants, or beneficiaries. If the Officer acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" referred to in
Section 1 of this Agreement.

    For purposes of this Agreement, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

    For purposes of this Agreement, "Official capacity," when used with respect to the Officer, shall mean the office of director of the Company and any office of the Company held by the Officer or other employment or agency relationship undertaken by the Officer on behalf of the Company. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

    Section 6. GOOD FAITH. The Company agrees to perform its obligations under this Agreement in good faith; and in any litigation brought by the Officer to enforce any such obligations, the Company shall have the burden of establishing by a preponderance of the evidence that it (and the Board or a committee thereof, if applicable) so performed such obligations, and in the absence of fulfilling such burden, the Company hereby consents to the entry of the judgment, decree and other relief sought by the Officer in such litigation and further agrees not to appeal or otherwise resist the enforcement thereof.

    Section 7. NOTICE. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Officer:
                  __________________________
                  __________________________
                  __________________________
                  If to the Company:
                  CTS Corporation
                  905 West Boulevard North
                  Elkhart, In 46514
                  Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    Section 8. MISCELLANEOUS.

    (a) This Agreement shall be binding on the successors and assigns of the Company.

    (b) This Agreement contains the entire agreement of the parties with respect to the matters covered herein, and may not be amended except by a written instrument executed by the parties hereto.

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    (c) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Indiana.

    (d) The invalidity or unenforceability in any respect of any provision of this Agreement shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE OFFICER                                    THE COMPANY

                                               Jeannine M. Davis
                                               Vice President, General
                                               Counsel and Secretary

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